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                                                                   Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-115186 of the River Rock Entertainment Authority of our report dated March 24, 2004 appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.





/s/ Deloitte & Touche LLP

May 21, 2004
Las Vegas, Nevada